Exhibit 10.1

                                  Catcher, Inc.


                                                  As of May 4, 2005

Ira Tabankin
1165 Via Vera Cruz
San Marcos CA 92078

Re:  Employment Agreement

Dear Ira:

Reference is made to your Employment Agreement (the "Employment Agreement") with Catcher, Inc. (the "Company") dated April 21, 2005. We wish to memorialize an obligation the Company has undertaken with respect to your employment with the Company. By your countersignature of this letter, your Employment Agreement with the Company shall be deemed amended as set forth in this letter.

In addition to any other remuneration to which you may be entitled under your Employment Agreement, the Company shall pay you a $20,000 signing bonus for your execution of the Employment Agreement.

As well, the Company is obliged to reimburse you for your reasonable and necessary business expenses incurred in connection with your services under the Employment Agreement.; PROVIDED THAT, such expenses are made, verified and submitted to the Company for reimbursement in accordance with Company's expense reimbursement policies. The Company shall pay you a monthly car allowance of $700 per month

If the foregoing reflects your understanding, please sign in the space provided below and return this letter to the Company whereupon your Employment Agreement shall be deemed amended hereby.

                                                  Sincerely,
                                                  CATCHER, INC.

                                                  /s/ Ira Tabankin
                                                  --------------------------
                                                  By: Ira Tabankin


ACCEPTED AND AGREED


/s/ Ira Tabankin
--------------------------
Ira Tabankin